UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): May 8, 2015

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 730-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On May 8, 2015, the Board of Directors (the “Board”) of Ocean Power Technologies, Inc. (the “Company”) appointed Robert J. Burger to the Company’s Board, effective immediately. The Board has determined that Mr. Burger is an independent director under applicable NASDAQ rules. There are no arrangements or understandings between Mr. Burger and any other person pursuant to which he was selected as a director, and there are no transactions in which Mr. Burger has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Burger will participate in the non-employee director compensation arrangements offered by the Company from time to time. In particular, he will receive a $45,000 annual retainer, payable quarterly in arrears, and an equity award in the form of stock worth $50,000 or options worth $50,000 based on the Black-Scholes formula.

A copy of the press release announcing Mr. Burger’s election is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01

(d)     Exhibits

99.1     Press Release dated May 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Date: May 12, 2015	By:	/s/ Mark A. Featherstone
Mark A. Featherstone
Chief Financial Officer